Exhibit 99.2

Quarterly Supplemental Information

June 30, 2010

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 800.557.4830
Johns Creek, GA 30097	research.analysts@piedmontreit.com	Facsimile: 770.243.8198
Telephone: 770.418.8800		investor.services@piedmontreit.com
www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page
Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-7
Key Performance Indicators	8

Financials
Balance Sheet	9
Income Statements	10-11
Funds From Operations / Adjusted Funds From Operations	12
Same Store Analysis	13-14
Capitalization Analysis	15
Debt Summary	16
Debt Detail	17
Debt Analysis	18

Operational & Portfolio Information - Office Investments
Tenant Diversification	19
Tenant Credit & Lease Distribution Information	20
Leasing Activity	21
Lease Expiration Schedule	22
Annual Lease Expirations	23
Capital Expenditures & Commitments	24
Contractual Tenant Improvements & Leasing Commissions	25
Geographic Diversification	26
Industry Diversification	27

Other Investments
Other Investments Detail	28

Supporting Information
Definitions	29-30
Research Coverage	31
Non-GAAP Reconciliations	32-35
Risks, Uncertainties and Limitations	36

Please refer to page 36 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominately in large U.S. office markets and leased principally to high-credit-quality tenants. Since its first acquisition in 1998, the Company has acquired approximately $5.5 billion of office and industrial properties (inclusive of joint ventures). Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties. Approximately 87% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission.

	As of June 30, 2010	As of December 31, 2009
Number of properties (2)	73		73
Rentable square footage (in thousands) (2)	20,274		20,229
Percent leased (3)	89.8%		90.1%
Capitalization (in thousands):
Total debt	$1,402,525		$1,516,525
Equity market capitalization (4)	$3,233,893	$	N/A
Total market capitalization (4)	$4,636,418	$	N/A
Debt / Total market capitalization (4)	30.3%		N/A
Common stock data
High closing price during quarter (4)	$20.36	$	N/A
Low closing price during quarter (4)	$17.90	$	N/A
Closing price of Class A common stock at period end (4)	$18.73	$	N/A
Weighted average fully diluted shares outstanding (in thousands) (5)	168,912		158,581
Shares of common stock issued and outstanding (in thousands)	172,658		158,917
Rating / outlook
Standard & Poor’s	BBB / Stable		BBB / Stable
Moody’s	Baa2 / Stable		Baa3 / Positive
Employees	108		107

(1)	The definition for Annualized Lease Revenue can be found on page 29.
(2)	Our office portfolio currently consists of 73 properties (exclusive of our equity interests in eight properties owned through unconsolidated joint ventures and our two industrial properties).
(3)

Calculated as leased square footage on June 30, 2010 plus square footage associated with new leases signed for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 73 office properties and excludes industrial and unconsolidated joint venture properties.

(4)

Our Class A common stock was listed on the New York Stock Exchange on February 10, 2010; there is no market data as of December 31, 2009. Our Class B-1, Class B-2, and Class B-3 common stock (collectively, our “Class B common stock”) are not listed on a national securities exchange and there is no established market for such shares. We have used the closing price of the Class A common stock at the relevant period end for the purposes of the calculations regarding market capitalization herein.

(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director and Chairman of the Board of Directors	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors

Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee

Jeffery L. Swope		William H. Keogler, Jr.
Director		Director

Transfer Agent	Corporate Counsel

Boston Financial Data Services	King & Spalding
2000 Crown Colony Drive	1180 Peachtree Street, NE
Quincy, Massachusetts 02169	Atlanta, GA 30309
Phone: 888.772.2337	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2010

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization. Class B-1 stock converts automatically into Class A stock on August 9, 2010; Class B-2 stock converts into Class A stock on November 7, 2010; and Class B-3 stock converts to Class A stock on January 30, 2011.

Financial Results (1)

-

Funds from operations (FFO) for the quarter ended June 30, 2010 was $56.6M, or $0.33 per share (diluted), compared to $68.5M, or $0.43 per share (diluted), for the same quarter in 2009. FFO for the six months ended June 30, 2010 was $125.8M, or $0.74 per share (diluted), compared to $137.0M, or $0.86 per share (diluted), for the same period in 2009. The decrease in FFO from 2009 to 2010 was primarily due to the recognition of a $9.6M impairment charge on 111 Sylvan Avenue to adjust the asset to fair value. 111 Sylvan Avenue is under a binding contract for sale as further described below.

-

Core funds from operations (Core FFO) for the quarter ended June 30, 2010 was in line with expectations and was $66.2M, or $0.38 per share (diluted), compared to $68.5M, or $0.43 per share (diluted), for the same quarter in 2009. Core FFO for the six months ended June 30, 2010 was $135.4M, or $0.80 per share (diluted), compared to $137.0M, or $0.86 per share (diluted), for the same period in 2009. The decrease in Core FFO per share from 2009 to 2010 was primarily due to the dilutive effect of the 13.8 million shares of Class A common stock issued in February 2010; lower tenant reimbursements also contributed to the decrease.

-

Adjusted funds from operations (AFFO) for the quarter ended June 30, 2010 was $52.0M, or $0.30 per share (diluted), compared to $59.4M, or $0.38 per share (diluted), for the same quarter in 2009. AFFO for the six months ended June 30, 2010 was $112.8M, or $0.67 per share (diluted), compared to $119.4M, or $0.75 per share (diluted), for the same period in 2009. The decrease in AFFO for the quarter ended June 30, 2010 as compared to that of 2009 was primarily due to increased capital expenditures in 2010 associated with new leases. The decrease in AFFO for the six months ended June 30, 2010 as compared to that of 2009 was primarily due to increased capital expenditures and lower straight line rent adjustments. The AFFO per share results are also lower due to the dilutive effect of the 13.8 million shares of Class A common stock issued in February 2010.

-

During the quarter ended June 30, 2010, the company paid to stockholders a quarterly dividend in the amount of $0.315 per share for all classes of common stock. The Company’s dividend payout percentage for the six months ended June 30, 2010 was 79.9% of Core FFO and 95.9% of AFFO.

Operations

-

On a square footage basis, our portfolio was 89.8% leased as of June 30, 2010 as compared to 89.6% and 90.1% at March 31, 2010 and December 31, 2009, respectively. The increase in leased square footage during the quarter is primarily related to new leasing in the Dallas market. The decrease in leased square footage since the prior year end is primarily due to 99,000 square feet being vacated in January 2010 by Kirkland & Ellis in Chicago.

-	The weighted average remaining lease term of our portfolio was 6.0 years(2) as of June 30, 2010 as compared to 5.9 years at December 31, 2009.

-

As noted in our December 31, 2009 Quarterly Supplemental Information, 6.8% of our Annualized Lease Revenue was set to expire in 2010 and a majority of this expiration was to take place in the fourth quarter. During the three months ended June 30, 2010, leasing activity was strong with the company completing over 870,000 square feet of leasing. From an office leasing perspective, we executed renewal leases for 377,000 square feet and new tenant leases for 180,000 square feet, bringing the year-to-date total office leasing activity to 738,000 square feet, with an average committed capital cost of $3.13 per square foot per year of lease term. From an industrial leasing perspective, we executed new tenant leases totaling 313,000 square feet, bringing the year-to-date total industrial leasing activity to 487,000 square feet with an average committed capital cost of $0.21 per square foot per year of lease term.

(1)

FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 29-30 for definitions of non-GAAP financial measures. See pages 12 and 33 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)	Remaining lease term (after taking into account leases which had been executed but not commenced as of June 30, 2010) is weighted based on Annualized Lease Revenue, as defined on page 29.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2010

-	During the six months ended June 30, 2010, we retained tenants for 78% of the square footage associated with expiring leases, as compared to 78% for the year ended December 31, 2009.

-	During the three months ended June 30, 2010, we executed five office leases greater than 20,000 SF. Please see information on those leases in the following chart.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
State Street Bank	1200 Crown Colony Drive	Quincy, MA	234,668	2021	Renewal
Advanced Micro Devices	90 Central Street	Boxborough, MA	132,857	2015	Renewal / Expansion
Oracle America, Inc.	6031 Connection Drive	Irving, TX	55,760	2017	New
Carr Workplaces	Aon Center	Chicago, IL	26,914	2022	New
American Family Mutual Insurance Company	Eastpointe Corporate Center	Issaquah, WA	21,739	2015	New

Leasing Update

-

Five leases were scheduled to expire in 2010 or 2011 that contribute greater than 1% of Annualized Lease Revenue. Information regarding the leasing status of the spaces associated with those leases is as follows:

Tenant Name	Property	Property Location	Square Footage	Percentage of Annualized Lease Revenue (%)	Expiration (1)	Leasing Status
Citicorp	111 Sylvan Avenue	Englewood Cliffs, NJ	409,604	1.2%	Q4 2010	Discussions with the current tenant for renewal of a portion of the space leased were terminated because the property is under contract to be sold in December 2010.

State Street Bank	1200 Crown Colony Drive	Quincy, MA	234,668	1.6%	Q1 2011	Lease renewed with tenant through 2021.

U.S. Government, Comptroller of the Currency	One Independence Square	Washington, D.C.	322,984	3.1%	Q2 2011	In discussions with the current tenant for a renewal of the entire space leased by the tenant.

Zurich American Insurance Company	Windy Point II	Schaumburg, IL	300,034	1.8%	Q3 2011	Space has been substantially sublet by the tenant. In discussions with sublessees for direct leases in addition to actively marketing the space for lease.

Kirkland & Ellis	Aon Center	Chicago, IL	331,887	1.8%	Q4 2011	Kirkland & Ellis is vacating; 260,641 SF of the space associated with their lease has been relet to KPMG beginning in August 2012.

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2010

Financing and Capital Activity

-	As of June 30, 2010, our ratio of debt to total market capitalization was 30.3%; our ratio of debt to gross real estate assets was 30.8%; and our ratio of debt to total gross assets was 26.7%.

-

During the second quarter of 2010, the Company did not acquire or sell any properties. However, on May 5, 2010, Piedmont entered into a binding contract to sell the 111 Sylvan Avenue property in Englewood Cliffs, NJ. The purchaser has completed its due diligence study of the asset and its deposit of 10% of the agreed upon purchase price of $55 million is non-refundable. The transaction is scheduled to close in December 2010, which will allow Piedmont to recognize the cash flow of the existing lease with Citicorp through its current expiration in November 2010. Piedmont has reclassified 111 Sylvan Avenue from real estate assets held-for-use to real estate assets held-for-sale as of May 5, 2010. Our operating results for the quarter reflect a $9.6 million impairment charge as a result of adjusting the asset to fair value. We now present the results from operations for the asset in discontinued operations.

-

On May 14, 2010, Piedmont filed a Form S-3 containing a prospectus for a dividend reinvestment plan. Shareholders participating in the reinvestment plan will be able to purchase additional shares of Piedmont at a 2% discount to the then current market price.

-	On April 9, 2010, Moody’s upgraded Piedmont’s credit rating from Baa3 to Baa2.

-

The $250 Million Unsecured Term Loan was extended by one year to June 28, 2011. During the first quarter of 2010, Piedmont entered into several swap agreements which effectively fix the interest rate on this loan at 2.36% for the one-year extension period.

Subsequent Events

-

Piedmont has entered into a binding agreement to purchase Meridian Crossings in suburban Minneapolis, MN. The project is comprised of two buildings totaling approximately 384,000 square feet. The buildings, well located at the intersection of Interstates 35W and 494, were constructed in 1997 and 1998. The primary tenant in the project is U.S. Bancorp, a tenant with which Piedmont has significant existing business relationships. U.S. Bancorp’s lease extends through 2023. Piedmont anticipates completing the purchase of Meridian Crossings in October 2010.

-	On August 9, 2010, all of Piedmont’s 39.7 million shares of Class B-1 common stock converted to Class A common stock.

-

On August 10, 2010, the board of directors of Piedmont declared dividends for the third quarter of 2010 in the amount of $0.315 per share on all classes of outstanding common shares of Piedmont to stockholders of record for such shares as of the close of business on September 15, 2010. The dividends are to be paid on September 22, 2010.

Guidance for 2010

-	The following financial guidance is unchanged for full-year 2010 and is based on management’s expectations at this time:

	Low		High
Net Income (before the $9.6 million impairment charge)	$117	-	124 million
Add: Depreciation & Amortization	$152	-	154 million
Core Funds from Operations (excludes impairment charges)	$269	-	278 million
Core Funds from Operations per diluted share (excludes impairment charges)	$1.56	-	1.62

Our $9.6 million charge on the 111 Sylvan Avenue property does not have an impact on our reported Core FFO, but it does impact FFO as originally estimated by roughly $0.055 per share. The opportunity to sell 111 Sylvan Avenue was not contemplated in our original FFO guidance. Note that individual quarters may fluctuate on both a cash and accrual basis due to timing of repairs and maintenance, capital expenditures and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands, except for per share data)

This section includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), Same Store NOI, and NOI from Unconsolidated Joint Ventures. Definitions of these non-GAAP measures are provided on pages 29-30 and reconciliations are provided on pages 32-35.

	Three Months Ended
	6/30/2010		3/31/2010		12/31/2009		9/30/2009		6/30/2009
Selected Operating Data
Percent leased (1)	89.8%		89.6%		90.1%		90.1%		90.1%
Rental income	$110,623		$110,511		$110,405		$111,279		$110,400
Total revenues	$145,181		$146,844		$149,423		$148,943		$147,985
Total operating expenses (2)	$100,037		$99,058		$106,373		$138,705		$103,570
Real estate operating income (2)	$45,144		$47,786		$43,050		$10,238		$44,415
Impairment losses on real estate assets (3)	$9,587		$0		$0		$37,633		$0
Core EBITDA (4)	$85,435		$88,592		$89,260		$90,266		$88,214
Core FFO	$66,199		$69,197		$69,482		$70,472		$68,546
Core FFO per share - diluted	$0.38		$0.42		$0.44		$0.45		$0.43
AFFO (4)	$52,029		$60,737		$48,511		$61,152		$59,443
AFFO per share - diluted	$0.30		$0.37		$0.31		$0.39		$0.38
Gross dividends	$54,388		$53,777		$49,733		$49,565		$49,389
Dividends per share	$0.315		$0.315		$0.315		$0.315		$0.315
Selected Balance Sheet Data
Total real estate assets	$3,704,757		$3,737,478		$3,763,527		$3,785,458		$3,850,625
Total gross real estate assets	$4,548,428		$4,560,219		$4,564,409		$4,590,995		$4,626,300
Total assets	$4,405,501		$4,428,410		$4,395,345		$4,431,851		$4,494,484
Net debt (5)	$1,321,459		$1,325,531		$1,506,521		$1,515,186		$1,542,996
Total liabilities	$1,594,278		$1,584,781		$1,713,299		$1,743,415		$1,761,748
Ratios
Core EBITDA margin (6)	58.2%		59.7%		59.1%		60.0%		59.0%

Fixed charge coverage ratio (7)	4.5	x	4.6	x	4.6	x	4.6	x	4.5	x
Net debt to core EBITDA (8)	3.9	x	3.7	x	4.2	x	4.2	x	4.4	x

(1)

Percent leased represents 73 office properties and excludes industrial and unconsolidated joint venture properties. Percent leased decreased in the first quarter of 2010 as compared to the prior period primarily due to Kirkland & Ellis vacating 99,000 square feet at Aon Center in Chicago, IL.

(2)	Total operating expenses and real estate operating income in the third quarter of 2009 include $35.1 million in impairment charges recognized on three wholly-owned assets.
(3)	Impairment losses include both wholly owned and unconsolidated joint ventures.
(4)	Core EBITDA and AFFO have been adjusted to exclude impairments on real estate assets as shown on pages 32 and 33.
(5)	Net debt is calculated as total debt minus cash and cash equivalents.
(6)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues.
(7)

Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the three months ended June 30, 2010.

(8)	Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Assets:
Real estate, at cost:
Land assets	$641,073	$641,073	$641,073	$641,073	$648,834
Buildings and improvements	3,612,914	3,609,608	3,600,406	3,591,403	3,613,440
Buildings and improvements, accumulated depreciation	(702,867)	(677,499)	(653,839)	(631,120)	(605,215)
Intangible lease asset	224,532	235,022	243,312	280,087	284,292
Intangible lease asset, accumulated amortization	(140,804)	(145,242)	(147,043)	(174,417)	(170,460)
Construction in progress	14,909	12,345	17,059	15,483	16,396
Real estate assets held for sale, net	55,000	62,171	62,559	62,949	63,338

Total real estate assets	3,704,757	3,737,478	3,763,527	3,785,458	3,850,625

Investment in unconsolidated joint ventures	43,005	43,482	43,940	44,350	47,408
Cash and cash equivalents	81,066	76,994	10,004	17,339	17,529
Tenant receivables, net of allowance for doubtful accounts	30,986	33,152	33,071	38,818	32,105
Straight line rent receivable	96,750	94,906	95,016	92,406	90,537
Notes receivable	60,101	59,407	58,739	58,523	57,990
Due from unconsolidated joint ventures	1,124	1,202	1,083	1,072	1,198
Prepaid expenses and other assets	24,866	18,600	21,456	22,220	20,448
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	6,467	6,509	7,205	7,901	8,547
Deferred lease costs, less accumulated amortization	176,120	176,290	180,832	183,214	187,451
Other assets held for sale	162	293	375	453	549

Total assets	$4,405,501	$4,428,410	$4,395,345	$4,431,851	$4,494,484

Liabilities:
Lines of credit and notes payable	$1,402,525	$1,402,525	$1,516,525	$1,532,525	$1,560,525
Accounts payable, accrued expenses, and accrued capital expenditures	99,819	83,172	97,747	111,345	98,803
Deferred income	33,916	39,079	34,506	29,788	28,412
Intangible lease liabilities, less accumulated amortization	54,730	57,689	60,655	64,082	67,143
Interest rate swap	742	2,316	3,866	5,675	6,865
Other liabilities held for sale	2,546	—	—	—	—

Total liabilities	1,594,278	1,584,781	1,713,299	1,743,415	1,761,748

Redeemable common stock (1)	—	—	75,164	61,716	52,230

Stockholder’s equity (2) :
Class A common stock	536	534	397	395	394
Class B-1 common stock	397	397	397	395	394
Class B-2 common stock	397	397	397	396	394
Class B-3 common stock	397	397	398	396	395
Additional paid in capital	3,659,910	3,659,257	3,477,168	3,461,698	3,449,489
Cumulative distributions in excess of earnings	(855,631)	(820,878)	(798,561)	(774,774)	(716,949)
Redeemable common stock (1)	—	—	(75,164)	(61,716)	(52,230)
Other comprehensive loss	(742)	(2,316)	(3,866)	(5,675)	(6,865)

Piedmont stockholders’ equity	2,805,264	2,837,788	2,601,166	2,621,115	2,675,022
Non-controlling interest	5,959	5,841	5,716	5,605	5,484

Total stockholders’ equity	2,811,223	2,843,629	2,606,882	2,626,720	2,680,506

Total liabilities, redeemable common stock and stockholders’ equity	$4,405,501	$4,428,410	$4,395,345	$4,431,851	$4,494,484

All classes of common stock outstanding at end of period (2)	172,658	172,517	158,917	158,215	157,668

(1)	During the three months ended March 31, 2010, the board of directors terminated the share redemption plan. We are no longer required by GAAP to reclassify any of our common stock outstanding as redeemable common stock.
(2)	On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Revenues:
Rental income	$110,623	$110,511	$110,405	$111,279	$110,400
Tenant reimbursements	33,374	35,084	36,108	36,922	36,059
Property management fee revenue	705	753	928	742	744
Other rental income	479	496	1,982	—	782

Total revenues	145,181	146,844	149,423	148,943	147,985

Operating expenses:
Property operating costs	55,497	55,361	57,281	57,592	55,626
Depreciation	25,584	25,691	26,701	26,403	26,172
Amortization	11,004	11,386	16,172	13,991	13,695
Impairment loss on real estate assets	—	—	—	35,063	—
General and administrative	7,952	6,620	6,219	5,656	8,077

Total operating expenses	100,037	99,058	106,373	138,705	103,570

Real estate operating income	45,144	47,786	43,050	10,238	44,415

Other income (expense):
Interest expense	(18,933)	(19,091)	(19,488)	(19,518)	(19,394)
Interest and other income	1,036	969	652	1,989	1,147
Equity in income of unconsolidated joint ventures	647	737	672	(1,985)	754

Total other income (expense)	(17,250)	(17,385)	(18,164)	(19,514)	(17,493)

Income from continuing operations	27,894	30,401	24,886	(9,276)	26,922

Operating income, excluding impairment loss	1,454	1,185	1,179	1,137	1,174
Impairment loss	(9,587)	—	—	—	—

Discontinued operations (1)	(8,133)	1,185	1,179	1,137	1,174

Net income	19,761	31,586	26,065	(8,139)	28,096

Less: Net income attributable to noncontrolling interest	(125)	(126)	(119)	(121)	(120)

Net income attributable to Piedmont	$19,636	$31,460	$25,946	$(8,260)	$27,976

Weighted average common shares outstanding - diluted	172,718	165,200	158,393	157,760	158,304

Net income per share available to common stockholders - basic and diluted	$0.11	$0.19	$0.16	$(0.05)	$0.18

(1)	Reflects operating results for 111 Sylvan Avenue, which is now under a binding sale contract.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income `

Unaudited (in thousands)

	Three Months Ended				Six Months Ended
	6/30/2010	6/30/2009	Change	Change	6/30/2010	6/30/2009	Change	Change
Revenues:
Rental income	$110,623	$110,400	$223	0.2%	$221,134	$221,752	$(618)	-0.3%
Tenant reimbursements	33,374	36,059	(2,685)	-7.4%	68,458	76,164	(7,706)	-10.1%
Property management fee revenue	705	744	(39)	-5.2%	1,458	1,441	17	1.2%
Other rental income	479	782	(303)	-38.7%	975	781	194	24.8%

Total revenues	145,181	147,985	(2,804)	-1.9%	292,025	300,138	(8,113)	-2.7%

Operating expenses:
Property operating costs	55,497	55,626	129	0.2%	110,858	115,716	4,858	4.2%
Depreciation	25,584	26,172	588	2.2%	51,275	51,412	137	0.3%
Amortization	11,004	13,695	2,691	19.6%	22,390	27,136	4,746	17.5%
General and administrative	7,952	8,077	125	1.5%	14,572	15,441	869	5.6%

Total operating expenses	100,037	103,570	3,533	3.4%	199,095	209,705	10,610	5.1%

Real estate operating income	45,144	44,415	729	1.6%	92,930	90,433	2,497	2.8%

Other income (expense):
Interest expense	(18,933)	(19,394)	461	2.4%	(38,024)	(38,736)	712	1.8%
Interest and other income	1,036	1,147	(111)	-9.7%	2,005	1,809	196	10.8%
Equity in income of unconsolidated joint ventures	647	754	(107)	-14.2%	1,384	1,417	(33)	-2.3%

Total other income (expense)	(17,250)	(17,493)	243	1.4%	(34,635)	(35,510)	875	2.5%

Income from continuing operations	27,894	26,922	972	3.6%	58,295	54,923	3,372	6.1%

Operating income, excluding impairment loss	1,454	1,174	280	23.9%	2,639	2,329	310	13.3%
Impairment loss	(9,587)	—	(9,587)	0.0%	(9,587)	—	(9,587)	0.0%

Discontinued operations (1)	(8,133)	1,174	(9,307)	-792.8%	(6,948)	2,329	(9,277)	-398.3%

Net income	19,761	28,096	(8,335)	-29.7%	51,347	57,252	(5,905)	-10.3%

Less: Net income attributable to noncontrolling interest	(125)	(120)	(5)	-4.2%	(251)	(238)	(13)	-5.5%

Net income attributable to Piedmont	$19,636	$27,976	$(8,340)	-29.8%	$51,096	$57,014	$(5,918)	-10.4%

Weighted average common shares outstanding - diluted	172,718	158,304			168,912	159,047

Net income per share available to common stockholders - basic and diluted	$0.11	$0.18			$0.30	$0.36

(1)	Reflects operating results for 111 Sylvan Avenue, which is now under a binding sale contract.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net income attributable to Piedmont	$19,636	$27,976	$51,096	$57,014

Depreciation (1) (2)	25,872	26,773	52,122	52,611
Amortization (1)	11,104	13,797	22,592	27,339

Funds from operations	56,612	68,546	125,810	136,964

Impairment loss on real estate assets (1)	9,587	—	9,587	—

Core funds from operations	66,199	68,546	135,397	136,964

Depreciation of non real estate assets	178	154	357	306
Stock-based and other non-cash compensation expense	711	831	1,364	1,835
Deferred financing cost amortization	696	685	1,392	1,394
Add/(deduct) straight-line effects of lease revenue (1)	(784)	(1,227)	289	1,469
Amortization of lease-related intangibles (1)	(1,525)	(1,223)	(2,951)	(2,453)
Income from amortization of discount on purchase of mezzanine loans	(694)	(929)	(1,362)	(1,296)
Non-incremental capital expenditures (3)	(12,752)	(7,394)	(21,718)	(18,804)

Adjusted funds from operations	$52,029	$59,443	$112,768	$119,415

Weighted average common shares outstanding - diluted	172,718	158,304	168,912	159,047

Funds from operations per share (diluted)	$0.33	$0.43	$0.74	$0.86
Core funds from operations per share (diluted)	$0.38	$0.43	$0.80	$0.86
Adjusted funds from operations per share (diluted)	$0.30	$0.38	$0.67	$0.75

(1)	Includes adjustments for wholly-owned properties and for our proportionate ownership in unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 30.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net income attributable to Piedmont	$19,636	$27,976	$51,096	$57,014

Non-controlling interest	125	120	251	238
Interest expense	18,933	19,394	38,024	38,736
Depreciation (1)	26,050	26,927	52,479	52,917
Amortization (1)	11,104	13,797	22,592	27,339
Impairment loss on real estate assets	9,587	—	9,587	—

Core EBITDA	85,435	88,214	174,029	176,244

General & administrative expenses (1)	7,993	8,102	14,689	15,505
Management fee revenue	(705)	(744)	(1,458)	(1,441)
Interest and other income	(1,036)	(1,147)	(2,005)	(1,809)
Lease termination income	(479)	(782)	(975)	(781)
Lease termination expense - straight line rent & acquisition intangible write-offs	679	174	746	174
Straight line rent adjustment (1)	(1,462)	(1,378)	(457)	1,318
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,525)	(1,247)	(2,952)	(2,477)

Core net operating income	88,900	91,192	181,617	186,733

Acquisitions	—	—	—	—
Industrial properties	(91)	(642)	(365)	(1,282)
Unconsolidated joint ventures	(1,187)	(1,275)	(2,453)	(2,467)

Same Store NOI	$87,622	$89,275	$178,799	$182,984

Change period over period	-1.9%	N/A	-2.3%	N/A

Same Store Net Operating Income
Top Seven Markets
	Three Months Ended				Six Months Ended
	6/30/2010		6/30/2009		6/30/2010		6/30/2009
	$	%	$	%	$	%	$	%
Washington, D.C.	$18,448	21.1	$18,213	20.4	$37,320	20.9	$36,686	20.0
Chicago (2)	17,599	20.1	19,638	22.0	35,343	19.8	40,599	22.2
New York (3)	14,886	17.0	15,912	17.8	28,601	16.0	31,231	17.1
Minneapolis	5,416	6.2	5,331	6.0	10,675	6.0	10,174	5.6
Los Angeles (4)	5,086	5.8	5,489	6.1	10,089	5.6	11,441	6.3
Dallas	3,962	4.5	3,972	4.4	7,807	4.4	7,975	4.4
Boston	3,927	4.5	3,825	4.3	7,656	4.3	7,622	4.2
Other (5)	18,298	20.8	16,895	19.0	41,308	23.0	37,256	20.2

Total	$87,622	100.0	$89,275	100.0	$178,799	100.0	$182,984	100.0

(1)	Includes amounts attributable to our unconsolidated joint venture assets.
(2)

The decrease in Chicago Same Store Net Operating Income for the three months ended and six months ended June 30, 2010 as compared to the same periods in 2009 is primarily related to a rental abatement concession associated with a lease renewal at Windy Point I in Schaumburg, IL, as well as the previously announced 99,000 square foot partial lease expiration with Kirkland & Ellis at Aon Center in Chicago, IL.

(3)

The decrease in New York Same Store Net Operating Income for the three months ended June 30, 2010 as compared to the same period in 2009 is primarily related to utility credits to tenants for prior year charges at 60 Broad Street in New York, NY in addition to a one-time payment for utilities in 2009 by a tenant at 5000 Corporate Court in Holtsville, NY. The decrease in New York Same Store Net Operating Income for the six months ended June 30, 2010 as compared to the same period in 2009 is primarily related to a rental abatement associated with the lease restructure/extension with the State of New York as well as the previously mentioned credits to tenants at 60 Broad Street, in addition to tenant reimbursements received in 2009 for prior year expenses at 1111 Durham Avenue in South Plainfield, NJ.

(4)

The decrease in Los Angeles Same Store Net Operating Income for the six months ended June 30, 2010 as compared to the same period in 2009 is due to a number of factors, including holdover rent recognized in 2009 for a lease that terminated in 2008 and a lease default by a bank that leased over 25,000 square feet at our 1901 Main Street building in Irvine, CA.

(5)

The increase in Other Same Store Net Operating Income for the three months ended June 30, 2010 and the six months ended June 30, 2010 is due to a number of factors, the largest of which is the lease commencement for over 94,000 square feet of the 184,000 square foot First Data Corporation lease in July 2009 at Glenridge Highlands Two in Atlanta, GA in addition to the expiration of the rent abatement period in mid-2009 for the initial space occupied by First Data Corporation comprised of approximately 90,000 square feet. First Data Corporation’s lease for 184,000 square feet allowed for a phased occupancy of that space.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net income attributable to Piedmont	$19,636	$27,976	$51,096	$57,014
Non-controlling interest	125	120	251	238
Interest expense	18,933	19,394	38,024	38,736
Depreciation (1)	26,050	26,927	52,479	52,917
Amortization (1)	11,104	13,797	22,592	27,339
Impairment loss on real estate assets	9,587	—	9,587	—

Core EBITDA	85,435	88,214	174,029	176,244
General & administrative expenses (1)	7,993	8,102	14,689	15,505
Management fee revenue	(705)	(744)	(1,458)	(1,441)
Interest and other income	(1,036)	(1,147)	(2,005)	(1,809)
Lease termination income	(479)	(782)	(975)	(781)
Lease termination expense - straight line rent & acquisition intangibles write-offs	679	174	746	174

Core net operating income	91,887	93,817	185,026	187,892
Acquisitions	—	—	—	—
Industrial properties	(104)	(641)	(385)	(1,280)
Unconsolidated joint ventures	(1,124)	(1,229)	(2,376)	(2,385)

Same Store NOI	$90,659	$91,947	$182,265	$184,227

Change period over period	-1.4%	N/A	-1.1%	N/A

Same Store Net Operating Income Top Seven Markets

	Three Months Ended				Six Months Ended
	6/30/2010		6/30/2009		6/30/2010		6/30/2009
	$	%	$	%	$	%	$	%
Chicago (2)	$19,657	21.7	$20,925	22.8	$38,939	21.4	$43,224	23.5
Washington, D.C.	18,602	20.5	18,770	20.4	37,569	20.6	37,761	20.5
New York (3)	15,033	16.6	15,715	17.1	30,439	16.7	30,934	16.8
Minneapolis	5,272	5.8	5,246	5.7	10,351	5.7	10,006	5.4
Los Angeles (4)	5,057	5.6	5,480	6.0	10,177	5.6	11,479	6.2
Dallas	3,682	4.1	3,951	4.3	7,532	4.1	7,944	4.3
Boston	3,600	4.0	3,486	3.8	7,128	3.9	6,956	3.8
Other (5)	19,756	21.7	18,374	19.9	40,130	22.0	35,923	19.5

Total	$90,659	100.0	$91,947	100.0	$182,265	100.0	$184,227	100.0

(1)	Includes amounts attributable to our unconsolidated joint venture assets.
(2)

The decrease in Chicago Same Store Net Operating Income for the three months ended June 30, 2010 as compared to the same period in 2009 is primarily related to the previously announced 99,000 square foot partial lease expiration with Kirkland & Ellis at Aon Center in Chicago, IL; the decrease for the six months ended June 30, 2010 as compared to the same period in 2009 is primarily related to the same lease expiration at Aon Center, as well as a lower rental rate associated with a lease renewal at Windy Point I in Schaumburg, IL.

(3)

The decrease in New York Same Store Net Operating Income for the three months ended June 30, 2010 and the six months ended June 30, 2010 as compared to the same periods in 2009 is primarily related to a one-time payment for utilities in 2009 by a tenant at 5000 Corporate Court in Holtsville, NY as well as tenant reimbursements received in 2009 for prior year expenses at 1111 Durham Avenue in South Plainfield, NJ.

(4)

The decrease in Los Angeles Same Store Net Operating Income for the six months ended June 30, 2010 as compared to the same period in 2009 is due to a number of factors, including holdover rent recognized in 2009 for a lease that terminated in 2008 and a lease default by a bank that leased over 25,000 square feet at our 1901 Main Street building in Irvine, CA.

(5)

The increase in Other Same Store Net Operating Income for the three months ended June 30, 2010 and the six months ended June 30, 2010 is due to a number of factors, the largest of which is the lease commencement for over 94,000 square feet of the 184,000 square foot First Data Corporation lease in July 2009 at Glenridge Highlands Two in Atlanta, GA. The lease for the balance of the First Data Corporation space commenced in first quarter 2009. First Data Corporation’s lease for 184,000 square feet allowed for a phased occupancy of that space.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of June 30, 2010	As of December 31, 2009

Common stock price (1)	$18.73	$	N/A

Total shares outstanding (2)	172,658		158,917

Class A common stock	53,552		39,729
Class B-1 common stock	39,702		39,729
Class B-2 common stock	39,702		39,729
Class B-3 common stock	39,702		39,729

Equity market capitalization (3)	$3,233,893	$	N/A

Total consolidated debt	$1,402,525		$1,516,525

Total market capitalization (1)	$4,636,418	$	N/A

Total debt / Total market capitalization	30.3%		N/A

Total gross real estate assets	$4,548,428		$4,564,409

Total debt / Total gross real estate assets (4)	30.8%		33.1%

Total debt / Total gross assets (5)	26.7%		29.1%

(1)

Reflects closing common stock price as of the end of the reporting period. The company was not listed on a public exchange as of December 31, 2009. Our Class A common stock initially listed on the New York Stock Exchange on February 10, 2010.

(2)

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.

(3)

Market value of common shares is defined as the total number of shares of all classes of our common stock outstanding multiplied by the closing price of our Class A common stock at the end of the reporting period, as further qualified in footnote (1) above.

(4)

Total debt to total gross real estate assets ratio for the current period is defined as total debt divided by Piedmont’s gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(5)

Total debt to total gross assets ratio for the current period is defined as total debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Amount		Weighted Average Interest Rate		Weighted Average Maturity
Floating Rate	$0	(2)	0.0	%(3)	26.0 months
Fixed Rate (4)	1,402,525		4.7%		47.3 months

Total	$1,402,525		4.7%		47.3 months

Unsecured & Secured Debt

Debt (1)	Amount		Weighted Average Interest Rate		Weighted Average Maturity
Unsecured	$250,000		2.4	%(4)	11.9 months
Secured	1,152,525		5.2%		54.9 months

Total	$1,402,525		4.7%		47.3 months

Debt Maturities

Maturity Year	Secured Debt (1)		Unsecured Debt (1)		Weighted Average Interest Rate	Percentage of Total
2010	$0		$0		N/A	N/A
2011	0		250,000		2.4%	17.8%
2012	45,000		0	(2)	5.2%	3.2%
2013	0		0		N/A	N/A
2014	695,000		0		4.9%	49.6%
2015	105,000		0		5.3%	7.5%
2016	167,525		0		5.6%	11.9%
2017	140,000		0		5.8%	10.0%

TOTAL	$1,152,525		$250,000		4.7%	100.0%

(1)	All of Piedmont’s outstanding debt as of June 30, 2010 is interest-only debt.
(2)

Amount represents the outstanding balance as of June 30, 2010 on the $500M Unsecured Line of Credit, which matures August 2011. Management intends to exercise the one-year extension option to extend the maturity date to August 2012. The payment of a 15 bp fee will be required to extend the term of this facility.

(3)

Rate is equal to the weighted average interest on all outstanding draws as of June 30, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread of .475% over the selected rate based on Piedmont’s current credit rating.

(4)

The $250 Million Unsecured Term Loan has a stated variable rate; however, Piedmont entered into several interest rate swap agreements which effectively fix the interest rate on this loan at 2.36% through June 28, 2011.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity		Principal Balance Outstanding as of June 30, 2010
Secured (Fixed)
$45.0 Million Fixed-Rate Loan	4250 North Fairfax	5.20%	6/1/2012		$45,000
35 West Wacker Building Mortgage Note	35 West Wacker Drive	5.10%	1/1/2014		120,000
Aon Center Chicago Mortgage Note	Aon Center	4.87%	5/1/2014		200,000
Aon Center Chicago Mortgage Note	Aon Center	5.70%	5/1/2014		25,000
Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%	6/7/2014		350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015		105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%	4/1/2016		125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016		42,525
WDC Mortgage Notes	1201 & 1225 Eye Street	5.76%	11/1/2017		140,000

Subtotal/Weighted Average (4)		5.16%			$1,152,525

Unsecured (Variable)
$250 Million Unsecured Term Loan (5)	N/A	LIBOR + 1.50%(5)	6/28/2011		$250,000
$500 Million Unsecured Facility (6)	N/A	0%(7)	8/30/2011	(8)	0

Subtotal/Weighted Average (4)		2.36%			$250,000

Total/ Weighted Average (4)		4.66%			$1,402,525

(1)	All of Piedmont’s outstanding debt as of June 30, 2010 is interest-only debt.
(2)	The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 111 Sylvan Avenue, 200 Bridgewater Crossing, and Fairway Center II.
(3)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(4)	Weighted average is based on the total balance outstanding and interest rate at June 30, 2010.
(5)	The $250 Million Unsecured Term Loan has a stated variable rate; however, Piedmont entered into several interest rate swap agreements which effectively fix the interest rate on this loan at 2.36% through June 28, 2011.
(6)	All of Piedmont’s outstanding debt as of June 30, 2010 is term debt with the exception of the $500 Million Unsecured Facility.
(7)	Rate is equal to the weighted-average interest rate on all outstanding draws as of June 30, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of June 30, 2010) over the selected rate based on Piedmont’s current credit rating.
(8)	Piedmont may extend the term for one additional year provided Piedmont is not then in default and upon the payment of a 15 basis point extension fee.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of June 30, 2010

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.29
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.60
Maximum Secured Indebtedness Ratio	0.40	0.24
Minimum Unencumbered Leverage Ratio	1.60	8.80
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	10.80
Maximum Certain Permitted Investments Ratio (4)	0.35	0.03

(1)	Debt covenant compliance calculations relate to specific calculations detailed in our term loan and line of credit agreements.
(2)

Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements.

(3)

Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)

Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios	Three months ended June 30, 2010	Six months ended June 30, 2010	Year ended December 31, 2009

Net debt / Core EBITDA	3.9x	3.8x	4.2x
Fixed charge coverage ratio (5)	4.5x	4.6x	4.6x
Interest coverage ratio (6)	4.5x	4.6x	4.6x

(5)

Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the period ending June 30, 2010.

(6)	Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the period ending June 30, 2010.

Piedmont Office Realty Trust, Inc.

Tenant Diversification

As of June 30, 2010

(in thousands)

	Credit Rating (1)	Number of Properties	Lease Expiration(s) (2)	Annualized Lease Revenue (3)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AAA	10	(4)	$75,950	13.0	1,684	9.3
BP (5)	A	1	2013	32,184	5.5	784	4.3
Leo Burnett	BBB+	2	2019	28,171	4.8	695	3.8
US Bancorp	A+	1	2014	21,575	3.7	715	3.9
State of New York	AA	1	2019	18,769	3.2	481	2.6
Nestle	AA	1	2015	18,714	3.2	480	2.6
Winston & Strawn	No rating available (6)	1	2024	18,654	3.2	417	2.3
Sanofi-aventis	AA-	2	2012	17,338	3.0	454	2.5
Independence Blue Cross	No rating available	1	2023	14,897	2.5	761	4.2
Kirkland & Ellis	No rating available (6)	1	2011	11,612	2.0	366	2.0
Zurich American	AA-	1	2011	10,685	1.8	300	1.6
Shaw	BB+	1	2018	9,546	1.6	313	1.7
State Street Bank	AA-	1	2021	9,414	1.6	235	1.3
Lockheed Martin	A-	3	2014	8,796	1.5	284	1.6
DDB Needham	A-	1	2018	8,721	1.5	244	1.3
City of New York	AA	1	2020	7,863	1.3	313	1.7
Citigroup	A	2	2010	7,555	1.3	415	2.3
Gemini	A+	1	2013	7,532	1.3	205	1.1
Gallagher	No rating available	1	2018	6,995	1.2	307	1.7
Caterpillar Financial	A	1	2022	6,975	1.2	312	1.7
Other			Various	244,259	41.6	8,433	46.5

Total				$586,205	100.0	18,198	100.0

(1)	Credit rating may reflect credit rating of parent or guarantor.
(2)	Represents the expiration year of the majority of the square footage leased by the tenant.
(3)	Please refer to page 29 for the definition of Annualized Lease Revenue.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2011 to 2025.
(5)	Majority of space is subleased to Aon Corporation.
(6)

While no ratings are available for Winston & Strawn and Kirkland & Ellis, these tenants are ranked #33 and #5, respectively, in the 2010 AmLaw 100 ranking (based on 2009 financial data), a publication of The American Lawyer Magazine, which annually ranks the top-grossing, most profitable law firms.

Piedmont Office Realty Trust, Inc.

Credit Rating & Lease Distribution Information

As of June 30, 2010

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA	$82,676	14.1
AA	96,053	16.4
A	128,113	21.9
BBB	70,252	12.0
BB	26,693	4.5
B	16,823	2.9
Below	1,401	0.2
Not rated	164,194	28.0

Total	$586,205	100.0

Lease Distribution

As of June 30, 2010

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
2,500 or Less	156	34.1	$12,673	2.2	124	0.7
2,501 - 10,000	119	26.0	22,608	3.9	616	3.4
10,001 - 20,000	49	10.7	22,770	3.9	704	3.9
20,001 - 40,000	46	10.0	42,478	7.2	1,309	7.2
40,001 - 100,000	33	7.2	64,146	10.9	2,072	11.4
Greater than 100,000	55	12.0	421,530	71.9	13,373	73.4

Total	458	100.0	$586,205	100.0	18,198	100.0

(1)	Credit rating may reflect credit rating of parent or guarantor.

Piedmont Office Realty Trust, Inc.

Office Leasing Activity

(in thousands)

	Three Months Ended June 30, 2010				Six Months Ended June 30, 2010
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)		Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 2010	18,116	20,230	89.6%	As of December 31, 2009	18,221	20,229	90.1%

New Leases	618			New Leases	1,153
Expired Leases	(537)			Expired Leases	(1,177)
Other	1	44		Other	1	45

As of June 30, 2010 (2)	18,198	20,274	89.8%	As of June 30, 2010 (2)	18,198	20,274	89.8%

Rental Rate Roll Up / Roll Down (3)

	Square Feet	% Change Cash Rents	% Change Accrual Rents
For the three months ended June 30, 2010:

New, renewal, and expansion leases executed for spaces vacant less than one year	453	(21.6%)	(22.4%)
Percentage of rentable square footage	2.2%

Leases executed for spaces excluded from analysis (4)	104

For the six months ended June 30, 2010:

New, renewal, and expansion leases executed for spaces vacant less than one year	569	(21.5%)	(21.2%)
Percentage of rentable square footage	2.8%

Leases executed for spaces excluded from analysis (4)	168

(1)

Calculated as leased square footage on June 30, 2010 plus square footage associated with new leases signed for currently vacant spaces divided by total rentable square footage, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)

The population analyzed consists of office leases executed during the quarter (retail leases as well as leases associated with our industrial properties and our unconsolidated joint venture assets were excluded from this analysis). For spaces that had been vacant for less than 1 year, the rents last in effect for the previous lease were compared to the initial rents of the new lease. Spaces that had been vacant for greater than 1 year were excluded from this analysis.

(4)	Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the space had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of June 30, 2010

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)
Vacant	$0	0.0	2,076	10.2	$0	0.0
2010(2)	28,256	4.8	1,029	5.1	542	0.1
2011	71,869	12.3	2,120	10.5	19,359	3.3
2012	81,474	13.9	2,216	10.9	36,687	6.3
2013	63,708	10.9	1,716	8.5	1,294	0.2
2014	51,866	8.8	1,668	8.2	3,601	0.6
2015	45,833	7.8	1,597	7.9	0	0.0
2016	29,961	5.1	1,060	5.2	1,029	0.2
2017	17,309	3.0	504	2.5	1,248	0.2
2018	43,712	7.5	1,455	7.2	8,604	1.5
2019	54,005	9.2	1,409	6.9	18,768	3.2
2020	26,548	4.5	996	4.9	10,463	1.8
2021	10,516	1.8	386	1.9	0	0.0
2022	8,631	1.5	341	1.7	0	0.0
2023	14,897	2.5	761	3.8	0	0.0
Thereafter	37,620	6.4	940	4.6	1,323	0.2

Total / Weighted Average	$586,205	100.0	20,274	100.0	$102,918	17.6

(1)	Annualized Lease Revenue for purposes of this schedule includes the revenue effects of leases executed but not commenced as of June 30, 2010.
(2)	Includes leases with an expiration date of June 30, 2010 aggregating 3,487 square feet and Annualized Lease Revenue of $77,288 for which no new leases were signed.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of June 30, 2010

(in thousands)

	12/31/2010		12/31/2011		12/31/2012		12/31/2013
	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)
Atlanta	55	$1,783	84	$2,019	34	$602	46	$1,068
Austin	0	0	0	0	0	0	0	0
Boston	1	32	0	2	7	332	0	29
Central & South Florida	6	195	124	2,736	16	439	55	1,353
Chicago	104	4,716	406	15,883	42	1,585	829	32,444
Cleveland	0	0	22	477	112	1,915	14	337
Dallas	19	334	286	6,117	86	2,246	9	230
Denver	0	0	0	0	0	0	0	0
Detroit	80	2,577	263	5,706	84	2,285	196	5,633
Houston	0	0	0	0	0	0	0	0
Los Angeles	76	3,620	100	3,619	191	4,048	59	2,150
Minneapolis	6	195	225	7,409	20	715	44	1,395
Nashville	0	0	0	0	0	0	0	0
New York	412	6,865	6	304	623	21,342	232	8,567
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	91	1,890	45	789	0	0	0	0
Portland	73	1,305	105	1,502	73	1,279	0	0
Seattle	87	2,246	38	1,494	0	0	0	0
Washington, D.C.	19	1,571	416	22,757	928	44,416	232	10,151

Total / Weighted Average (2)	1,029	$27,329	2,120	$70,814	2,216	$81,204	1,716	$63,357

(1)	Expiring lease revenue is calculated as expiring square footage multiplied by the rent per square foot of the tenant currently leasing the space.
(2)

Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule as the Lease Expiration Schedule accounts for revenue effects of newly signed leases. Expirations in the Lease Expiration Schedule reflect rental rates of newly executed leases, effectively incorporating known roll ups and roll downs.

Piedmont Office Realty Trust, Inc.

Capital Expenditures by Type

For the quarter ended June 30, 2010

Unaudited (in thousands)

	For the Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Non-incremental (1)
Bldg / construction / dev	$3,606	$2,638	$2,539	$458	$969
Tenant improvements	6,117	3,591	10,278	3,527	5,232
Leasing costs	3,029	2,737	6,076	4,080	1,193

Total non-incremental	12,752	8,966	18,893	8,065	7,394

Incremental (1)
Bldg / construction / dev	439	250	1,559	741	326
Tenant improvements	0	0	19	0	0
Leasing costs	0	0	0	0	0

Total incremental	439	250	1,578	741	326

Total capital expenditures	$13,191	$9,216	$20,471	$8,806	$7,720

Tenant improvement commitments (2)
Tenant improvement commitments outstanding as of March 31, 2010	$118,895
New tenant improvement commitments related to leases executed during period	14,436
Tenant improvement commitments fulfilled or expired (3)	(20,915)

Total as of June 30, 2010	$112,416

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties.

(1)	Definitions for non-incremental and incremental capital expenditures can be found on pages 29 and 30.
(2)

Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been fulfilled. The three largest commitments total approximately $65.6 million, or 58% of total outstanding commitments.

(3)

Includes items that are presented on Piedmont’s financial statements through accrual entries for deferred tenant allowance items, including portions of tenant improvement allowances that can be used for moving costs or free rent or other similar expenditures.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

	For the Six Months Ended June 30, 2010	For the Year Ended
		2009	2008	2007
Renewal Leases
Number of leases	14	34	34	39
Square feet	463,487	1,568,895	967,959	1,672,383
Tenant improvements per square foot	$10.04	$12.01	$8.28	$13.19
Leasing commissions per square foot	$6.61	$5.51	$7.17	$7.18

Total per square foot	$16.65	$17.52	$15.45	$20.37

Tenant improvements per square foot per year of lease term	$1.37	$1.44	$1.39	$1.85
Leasing commissions per square foot per year of lease term	$0.90	$0.66	$1.20	$1.01

Total per square foot per year of lease term	$2.27	$2.10	$2.59	$2.86

New Leases
Number of leases	17	28	37	44
Square feet	274,026	700,295	747,919	508,605
Tenant improvements per square foot	$25.59	$45.04	$30.59	$24.93
Leasing commissions per square foot	$9.14	$17.12	$15.95	$10.39

Total per square foot	$34.73	$62.16	$46.54	$35.32

Tenant improvements per square foot per year of lease term	$3.31	$4.05	$3.24	$3.29
Leasing commissions per square foot per year of lease term	$1.18	$1.54	$1.69	$1.37

Total per square foot per year of lease term	$4.49	$5.59	$4.93	$4.66

Total
Number of leases	31	62	71	83
Square feet	737,513	2,269,190	1,715,878	2,180,988
Tenant improvements per square foot	$15.82	$22.21	$18.01	$15.93
Leasing commissions per square foot	$7.55	$9.09	$11.00	$7.93

Total per square foot	$23.37	$31.30	$29.01	$23.86

Tenant improvements per square foot per year of lease term	$2.12	$2.42	$2.41	$2.21
Leasing commissions per square foot per year of lease term	$1.01	$0.99	$1.47	$1.10

Total per square foot per year of lease term	$3.13	$3.41	$3.88	$3.31

NOTE: This information is presented for our consolidated office assets only.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of June 30, 2010

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)
Chicago	6	$153,783	26.2	4,885	24.1	4,282	87.7
Washington, D.C.	14	116,115	19.8	3,045	15.0	2,590	85.1
New York	9	96,036	16.4	3,330	16.4	3,120	93.7
Minneapolis	2	37,056	6.3	1,228	6.1	1,211	98.6
Los Angeles	5	34,124	5.8	1,133	5.6	963	85.0
Dallas	7	26,783	4.6	1,275	6.3	1,167	91.5
Boston	4	23,783	4.1	583	2.9	562	96.4
Detroit	4	20,256	3.5	929	4.6	757	81.5
Philadelphia	1	14,897	2.5	761	3.8	761	100.0
Atlanta	3	11,800	2.0	607	3.0	467	76.9
Houston	1	9,562	1.6	313	1.5	313	100.0
Phoenix	4	7,732	1.3	557	2.7	434	77.9
Nashville	1	6,975	1.2	312	1.5	312	100.0
Central & South Florida	3	6,158	1.1	297	1.5	261	87.9
Austin	1	5,668	1.0	195	1.0	195	100.0
Portland	4	5,109	0.9	325	1.6	325	100.0
Seattle	1	4,318	0.7	156	0.8	147	94.2
Cleveland	2	3,338	0.6	187	0.9	175	93.6
Denver	1	2,712	0.4	156	0.7	156	100.0

Total/Weighted Average	73	$586,205	100.0	20,274	100.0	18,198	89.8

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of June 30, 2010

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
Governmental Entity	5	1.3	$102,918	17.6	2,486	13.6
Business Services	59	15.2	72,061	12.3	2,262	12.4
Depository Institutions	16	4.1	55,407	9.4	1,856	10.2
Legal Services	10	2.6	39,317	6.7	1,055	5.8
Insurance Carriers	21	5.4	35,908	6.1	1,460	8.0
Petroleum Refining & Related Industries	1	0.2	32,184	5.5	784	4.3
Chemicals & Allied Products	8	2.0	24,631	4.2	736	4.0
Nondepository Credit Institutions	9	2.3	21,506	3.7	824	4.5
Engineering, Accounting, Research, Management & Related Services	24	6.2	19,909	3.4	545	3.0
Food & Kindred Products	3	0.8	19,455	3.3	509	2.8
Communications	35	9.0	17,380	3.0	607	3.3
Security & Commodity Brokers, Dealers, Exchanges & Services	18	4.6	15,056	2.6	532	2.9
Electronic & Other Electrical Equipment & Components, Except Computer	9	2.3	13,918	2.4	615	3.4
Educational Services	8	2.1	11,974	2.0	279	1.5
Transportation Equipment	3	0.8	10,394	1.8	325	1.8
Other	160	41.1	94,187	16.0	3,323	18.5

Total	389	100.0	$586,205	100.0	18,198	100.0

Piedmont Office Realty Trust, Inc.

Other Investments

As of June 30, 2010

INDUSTRIAL PROPERTIES	Location	Percent Ownership (%)	Year Built		Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
112 Hidden Lake Circle	Duncan, SC	100	1987		$9,198	313.4	100.0
110 Hidden Lake Circle	Duncan, SC	100	1987		13,408	473.4	36.8

					$22,606	786.8	61.9

UNCONSOLIDATED JOINT VENTURE PROPERTIES	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
14400 Hertz Quail Springs Parkway	Oklahoma City, OK	4	1997	$151	$4,101	57.2	100.0
360 Interlocken	Broomfield, CO	4	1996	238	6,456	51.7	22.3
47300 Kato Road	Fremont, CA	78	1982	2,684	3,464	58.4	0.0
20/20 Building	Leawood, KS	57	1992	2,692	4,743	68.2	90.8
4685 Investment Drive	Troy, MI	55	2000	5,262	9,565	77.1	100.0
5301 Maryland Way	Brentwood, TN	55	1989	11,220	20,396	201.2	100.0
8560 Upland Drive	Parker, CO	72	2001	7,786	10,830	148.2	100.0
Two Park Center	Hoffman Estates, IL	72	1999	11,816	16,436	193.7	83.0

				$41,849	$75,991	855.7	83.9

LAND PARCELS	Location					Acres
Portland Land Parcels	Beaverton, OR					18.2
Enclave Parkway	Houston, TX					4.5
Durham Avenue	South Plainfield, NJ					8.9
Corporate Court	Holtsville, NY					10.0
State Highway 161	Irving, TX					4.5
Sylvan Avenue	Englewood Cliffs, NJ					2.4

						48.5

STRUCTURED FINANCE	Location				Book Value ($’s in thousands)
Mezzanine Loan (1)	Chicago, IL				$48,054
Mezzanine Loan (1)	Chicago, IL				12,047

					$60,101

(1)	Secured by a pledge of the equity interest of the entity owning a 46-story, Class A commercial office building located in downtown Chicago.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental package and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are presented on pages 32-35.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expenses, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding rental abatements and rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents and operating expenses are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) monthly base rental payments for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally adding back any impairment losses and other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or liquidity. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjust for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was dark at acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interest in eight properties owned through unconsolidated partnerships. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

Same Store NOI: Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendon Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Time Square	One South Street	7 St. Paul Street
New York, New York 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Anthony Paolone, CFA	David B. Rodgers, CFA
JP Morgan	RBC Capital Markets
277 Park Avenue	Arbor Court
New York, NY 10172	30575 Bainbridge Road, Suite 250
Phone: (212) 622-6682	Solon, OH 44139
Phone: (440) 715-2647

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	6/30/2010	6/30/2009
Net income attributable to Piedmont	$19,636	$31,460	$25,946	$(8,260)	$27,976	$51,096	$57,014

Non-controlling interest	125	126	119	121	120	251	238
Interest expense	18,933	19,091	19,488	19,518	19,394	38,024	38,736
Depreciation	26,050	26,428	27,434	27,159	26,927	52,479	52,917
Amortization	11,104	11,487	16,273	14,095	13,797	22,592	27,339
Impairment loss on real estate assets	9,587	—	—	37,633	—	9,587	—

Core EBITDA	85,435	88,592	89,260	90,266	88,214	174,029	176,244

General & administrative expenses	7,993	6,696	6,297	5,757	8,102	14,689	15,505
Management fee revenue	(705)	(753)	(928)	(742)	(744)	(1,458)	(1,441)
Interest and other income	(1,036)	(969)	(652)	(1,989)	(1,147)	(2,005)	(1,809)
Lease termination income	(479)	(496)	(1,982)	—	(782)	(975)	(781)
Lease termination expense - straight line rent & acquisition intangibles write-offs	679	67	552	627	174	746	174
Straight line rent adjustment	(1,462)	1,006	(2,619)	(1,508)	(1,378)	(457)	1,318
Net effect of amortization of above/(below) market in-place lease intangibles	(1,525)	(1,426)	(1,212)	(1,249)	(1,247)	(2,952)	(2,477)

Core net operating income	88,900	92,717	88,716	91,162	91,192	181,617	186,733

Acquisitions	—	—	—	—	—	—	—
Industrial properties	(91)	(273)	(638)	(638)	(642)	(365)	(1,282)
Unconsolidated joint ventures	(1,187)	(1,268)	(1,156)	(1,171)	(1,275)	(2,453)	(2,467)

Same Store NOI	$87,622	$91,176	$86,922	$89,353	$89,275	$178,799	$182,984

Piedmont Office Realty Trust, Inc.

Net Income/ FFO/ Core FFO/ AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	6/30/2010	6/30/2009
NET INCOME/ (LOSS) ATTRIBUTABLE TO PIEDMONT	$19,636	$31,460	$25,946	($ 8,260)	$27,976	$51,096	$57,014

Depreciation	25,872	26,250	27,263	27,004	26,773	52,122	52,611
Amortization	11,104	11,487	16,273	14,095	13,797	22,592	27,339

FUNDS FROM OPERATIONS (FFO)	$56,612	$69,197	$69,482	$32,839	$68,546	$125,810	$136,964

Impairment loss	9,587	0	0	37,633	0	9,587	0

CORE FUNDS FROM OPERATIONS	$66,199	$69,197	$69,482	$70,472	$68,546	$135,397	$136,964

Depreciation of non real estate assets	178	178	171	155	154	357	306
Stock-based and other non-cash compensation expense	711	653	671	671	831	1,364	1,835
Deferred financing cost amortization	696	696	696	696	685	1,392	1,394
Straight-line effects of lease revenue	(784)	1,073	(1,619)	(846)	(1,227)	289	1,469
Amortization of lease related intangibles	(1,525)	(1,426)	(1,663)	(1,283)	(1,223)	(2,951)	(2,453)
Income from amortization of discount on purchase of mezzanine loans	(694)	(668)	(334)	(648)	(929)	(1,362)	(1,296)

Non-incremental capital expenditures	(12,752)	(8,966)	(18,893)	(8,065)	(7,394)	(21,718)	(18,804)

ADJUSTED FUNDS FROM OPERATIONS	$52,029	$60,737	$48,511	$61,152	$59,443	$112,768	$119,415

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	6/30/2010	6/30/2009
Equity in Income of Unconsolidated JVs	$647	$737	$672	($1,985)	$754	$1,384	$1,417

Interest expense
Depreciation	337	348	344	367	366	685	727
Amortization	101	101	101	104	102	202	203
Impairment loss	—	—	—	2,570	—	—	—

Core EBITDA	1,085	1,186	1,117	1,056	1,222	2,271	2,347

General & administrative expenses	39	66	71	56	7	105	38

Interest and other income	—	—	—	—	—	—	—

Core net operating income (accrual basis)	1,124	1,252	1,188	1,112	1,229	2,376	2,385
Straight-line effects of lease revenue	64	17	(31)	60	47	80	85
Net effect of amortization of above/(below) market in-place lease intangibles	(1)	(1)	(1)	(1)	(1)	(3)	(3)

Core net operating income (cash basis)	$1,187	$1,268	$1,156	$1,171	$1,275	$2,453	$2,467

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	6/30/2010	6/30/2009
Revenues:
Rental income	$1,594	$1,595	$1,594	$1,595	$1,594	$3,189	$3,188
Tenant reimbursements	—	(2)	—	2	—	(2)	—
Property management fee revenue	—	—	—	—	—	—	—
Other rental income	—	—	—	—	—	—	—

Total revenues	1,594	1,593	1,594	1,597	1,594	3,187	3,188

Operating expenses:
Property operating costs	8	9	19	26	13	17	55
Depreciation	130	389	389	389	389	519	778
Amortization	—	—	—	—	—	—	—
General and administrative	2	10	7	45	18	12	26

Total operating expenses	140	408	415	460	420	548	859

Operating income, excluding impairment loss	1,454	1,185	1,179	1,137	1,174	2,639	2,329

Impairment loss	(9,587)	—	—	—	—	(9,587)	—

(Loss)/income from discontinued operations	$(8,133)	$1,185	$1,179	$1,137	$1,174	$(6,948)	$2,329

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of the Company’s large lead tenants; the impact of competition on the Company’s efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which the Company operates; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to the Company’s real estate assets and other intangible assets; the success of the Company’s real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.